As filed with the Securities and Exchange Commission on November 19, 2014

Registration No. 333

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROCKWELL MEDICAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	38-3317208
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

30142 Wixom Road

Wixom, Michigan 48393

(248) 960-9009

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert L. Chioini

President and Chief Executive Officer

30142 Wixom Road

Wixom, Michigan 48393

(248) 960-9009

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Mark A. Metz

Dykema Gossett PLLC

39577 Woodward, Suite 300

Bloomfield Hills, Michigan 48304

Telephone: (248) 203-0700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    Registration No. 333-181003

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Non-accelerated filer (Do not check if a smaller reporting company)

☒ Accelerated filer	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit (2)(3)	Proposed maximum aggregate offering price (1)(2)(3)	Amount of registration fee (4)
Common Stock			$425,000	$50

(1)              In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities currently eligible to be sold under the Registration Statement on Form S-3 (File No. 333-181003), is hereby registered.

(2)              Pursuant to General Instruction II.D. of Form S-3, an indeterminate number of the securities is being registered as may be issued at indeterminate prices, with a maximum aggregate public offering price not to exceed $425,000.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  The proposed maximum offering price per security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)              Represents only the additional amount of securities being registered.  Does not include the securities that the registrant previously registered on the Registration Statement on Form S-3 (File No. 333-181003). The amount is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) and includes consideration to be received by the registrant for registered securities that are issuable upon exercise, conversion or exchange of other registered securities that provide for such exercise, conversion or exchange.

(4)              Represents the registration fee only for the additional number of shares being registered.  A filing fee of $13,752 was previously paid for the securities that the registrant previously registered on the Registration Statement on Form S-3 (File No. 333-181003).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Rockwell Medical, Inc. (“Rockwell”) is filing this registration statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the shelf registration statement on Form S-3 (File No. 333-181003), originally filed by Rockwell with the Commission on April 27, 2012, as amended, and declared effective by the Commission on June 13, 2012 (the “Prior Registration Statement”). It is being filed for the sole purpose of registering an additional $425,000 aggregate dollar amount of securities pursuant to Rule 462(b), for the offering being made pursuant to the Prior Registration Statement.  The aggregate amount does not represent more than 20% of the maximum aggregate offering price remaining to be sold under the Prior Registration Statement.

The contents of the Prior Registration Statement, including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, are incorporated by reference into this registration statement. The required opinions and consents are listed on the exhibit index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wixom, State of Michigan, on November 19, 2014.

ROCKWELL MEDICAL, INC.

By:	/s/ Robert L. Chioini
Robert L. Chioini
President, Chief Executive Officer, and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert L. Chioini	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 19, 2014
Robert L. Chioini

/s/ Thomas E. Klema	Vice President of Finance, Chief Financial Officer, Treasurer, and Secretary (Principal Financial Officer and Principal Accounting Officer)	November 19, 2014
Thomas E. Klema

*	Director	November 19, 2014
Ronald D. Boyd

*	Director	November 19, 2014
Kenneth L. Holt

*	Director	November 19, 2014
Patrick J. Bagley

/s/ Thomas E. Klema
* By Thomas E. Klema, attorney in fact

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Dykema Gossett PLLC
23.1	Consent of Plante & Moran, PLLC
23.2	Consent of Dykema Gossett PLLC, included in Exhibit 5.1
24.1	Power of Attorney of Ronald D. Boyd (filed with and incorporated by reference from the Prior Registration statement)
24.2	Power of Attorney of Kenneth L. Holt (filed with and incorporated by reference from the Prior Registration statement)
24.3	Power of Attorney of Patrick J. Bagley (filed with and incorporated by reference from the Prior Registration statement)